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                                                                     EXHIBIT 2.9

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                              3TEC/CRI CORPORATION
                               a Texas Corporation

                                      INTO

                             3TEC ENERGY CORPORATION
                             a Delaware Corporation

   (Under Section 253 of the General Corporation Law of the State of Delaware)

     3TEC ENERGY CORPORATION, a Delaware corporation (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That this Corporation was incorporated on November 24, 1999, pursuant to the Delaware General Corporation Law.

     THIRD: That this Corporation owns all of the outstanding shares of each class of the stock of 3TEC/CRI Corporation, a corporation incorporated on the 21st day of May, 1998, pursuant to the Texas Business Corporation Act ("Subsidiary").

     THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 5th day of August, 2002, determined to merge Subsidiary into itself:

     RESOLVED, that the Corporation, being the owner of one-hundred percent (100%) of the outstanding shares of common stock, par value $0.01 per share, of 3TEC/CRI Corporation ("Subsidiary"), does hereby elect to merge Subsidiary with and into itself (the "Merger") pursuant to the provisions of the Delaware General Corporation Law and the Texas Business Corporation Act.

     FURTHER RESOLVED, that the terms and conditions of the Merger are as follows:

     1. The effective date and time of the Merger (the "Effective Time") shall be the date and time of filing the Certificate of Ownership and Merger with the Delaware Secretary of State.

     2. At the Effective Time of the Merger:

(a) Subsidiary shall be merged with and into the Corporation, and the separate existence of Subsidiary shall cease.

(b) The Corporation shall assume all of Subsidiary's liabilities and obligations and shall succeed to all of Subsidiary's assets.

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(c) The Certificate of Incorporation of the Corporation in effect immediately prior to the Effective Time shall remain in effect until duly amended in accordance with its terms and the Delaware General Corporation Law.

(d) The Bylaws of the Corporation in effect immediately prior to the Effective Time shall remain in effect until duly amended in accordance with their terms and the Delaware General Corporation Law.

(e) The officers and directors of the Corporation immediately prior to the Effective Time shall, from and after the Effective Time, be the officers and directors of the Corporation as the corporation surviving the Merger, until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Corporation.

(f) Each share of capital stock of the Corporation issued and outstanding immediately prior to the Effective Time shall continue in existence unaffected by the Merger.

(g) Each share of the capital stock of Subsidiary issued and outstanding immediately prior to the Effective Time and owned by the Corporation shall, by virtue of the Merger and without any action on the part of this Corporation, be cancelled and retired without payment of any consideration therefor and shall cease to exist.

RESOLVED FURTHER, that this Merger may be terminated and abandoned by the Board of Directors of this Corporation at any time prior to the Effective Time.

RESOLVED FURTHER, that the proper officers of this Corporation be, and they hereby are, directed and authorized to make and execute an appropriate Certificate of Ownership and Merger and to cause the same to be filed with the Secretary of State of Delaware; and to make and execute appropriate Articles of Merger and to cause the same to be filed with the Secretary of State of Texas.

RESOLVED FURTHER, that the proper officers of this Corporation be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation to execute and deliver all documents and instruments and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect the Merger.

Dated this 5th day of August, 2002.

                                     3TEC ENERGY CORPORATION



                                     By:
                                          -------------------------------------
                                     Floyd C. Wilson
                                     Chief Executive Officer